UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 3, 2011

OM GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12515	52-1736882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 Public Square

1500 Key Tower

Cleveland, Ohio 44114-1221

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (216) 781-0083

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 3, 2011, OM Group, Inc. (“OM Group”) and its subsidiary, OMG Germany Holding GmbH (“OMG Holding”), entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with VAC Luxembourg S.à r.l. (“VAC Luxembourg”), an entity controlled by One Equity Partners II, L.P. (“OEP”). Pursuant to the terms of the Share Purchase Agreement, OMG Holding will acquire all of the outstanding equity interests of VAC Holding GmbH (“VAC Holding”) and certain indebtedness of VAC Holding held by VAC Luxembourg for approximately $585 million. As part of the acquisition of VAC Holding (the “Acquisition”), OMG Holding will also assume and/or repay an aggregate of approximately $422 million of indebtedness and other acquired liabilities of VAC Holding. The purchase price will be payable in cash, except that $50 million of such purchase price will be satisfied by the issuance of 1,307,819 shares of OM Group common stock. The purchase price is subject to a working capital adjustment and is based on estimated net debt as of July 31, 2011. OM Group intends to pay the cash portion of the purchase price of the Acquisition, as well as repay VAC Holding indebtedness, with cash on hand and committed long-term debt.

The closing of the Acquisition is expected to occur in the third quarter of 2011, subject to the satisfaction of customary closing conditions, including receipt of regulatory approvals.

VAC Holding and its subsidiaries design, produce, market and sell cores and components, materials and parts, permanent magnets and magnet systems serving a wide variety of end market sectors including: energy conversion & distribution, automotive, electrical installation technology, automation and drives, aerospace and transportation and electronic article surveillance.

Concurrent with the execution of the Share Purchase Agreement, OM Group, VAC Luxembourg and OEP entered into a Stockholder Agreement (the “Stockholder Agreement”). The Stockholder Agreement requires VAC Luxembourg to hold the shares of OM Group common stock to be received by it as a part of the purchase price of the Acquisition for fifteen months and prevents VAC Luxembourg and its affiliates from pursuing any major market transaction involving OM Group for twenty-four months, in each case after the closing of the Acquisition.

The foregoing descriptions of the Share Purchase Agreement and the Stockholder Agreement contained in Item 1.01 of this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to the Share Purchase Agreement and the Stockholder Agreement, which are attached hereto as Exhibit 2.1 and Exhibit 10.1, respectively, and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 of this Current Report on Form 8-K relating to the issuance of shares of Common Stock in connection with the Acquisition is incorporated herein by reference. The issuance of such shares will be exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”) pursuant to Section 4(2) thereof because such issuance does not involve a public offering.

Item 7.01.	Regulation FD Disclosure.

OM Group will provide the information regarding VAC Holding attached hereto as Exhibit 99.1 and incorporated herein by reference to potential lenders in connection with the syndication of the committed financing for the Acquisition. In connection with its public investor webcast held on July 5, 2011 regarding the execution of the Share Purchase Agreement, OM Group has provided the information regarding the Acquisition attached hereto as Exhibit 99.2 and incorporated herein by reference. The information in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Share Purchase Agreement, dated July 3, 2011, by and among VAC Luxembourg S.à r.l., OMG Germany Holding GmbH and OM Group, Inc.*

10.1	Stockholder Agreement, dated July 3, 2011, by and among OM Group, Inc., VAC Luxembourg S.à r.l., and One Equity Partners II, L.P.

99.1	Certain Information Regarding VAC Holding GmbH.

99.2	Presentation Regarding Acquisition of VAC Holding GmbH.

*	The exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OM Group, Inc.

By:	/s/ Valerie Gentile Sachs
Name: Valerie Gentile Sachs
Title: Vice President, General Counsel and Secretary

Date: July 7, 2011

EXHIBIT INDEX

Exhibit No.	Description

2.1	Share Purchase Agreement, dated July 3, 2011, by and among VAC Luxembourg S.à r.l., OMG Germany Holding GmbH and OM Group, Inc.*

10.1	Stockholder Agreement, dated July 3, 2011, by and among OM Group, Inc., VAC Luxembourg S.à r.l., and One Equity Partners II, L.P.

99.1	Certain Information Regarding VAC Holding GmbH.

99.2	Presentation Regarding Acquisition of VAC Holding GmbH.

*	The exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

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